CONSENT OF INDEPENDENT
                              CHARTERED ACCOUNTANTS

        We have issued our report dated April 11, 2000 accompanying the December 31, 1999 financial statements of ePHONE Telecom, Inc. contained in Pre-Effective Amendment No. 1 to the Registration Statement on Form SB-2 (File No. 333-43368) and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton, LLP
    Canadian Member Firm of Grant Thornton International


Kelowna, Canada
September 25, 2000